Exhibit 99.1

AirNet Announces First Quarter 2003 Financial Results

    MELBOURNE, Fla.--(BUSINESS WIRE)--May 15, 2003--AirNet Communications Corporation (Nasdaq:ANCC) today announced financial results for its first quarter ended March 31, 2003.
    The company reported net revenue of $1.8 million in the first quarter, compared to $6.5 million in the first quarter of 2002. The net loss attributable to common shareholders for the first quarter was $4.6 million, or $0.19 per basic and diluted share, compared to a net loss attributable to common shareholders of $5.2 million or $0.22 per basic and diluted share in the first quarter of 2002.
    Per share amounts for the quarters ended March 31, 2003 and 2002 results were based on 23.8 million weighted average shares and excludes shares issuable upon the conversion of the Series B convertible preferred stock and other convertible securities.
    The quarter over quarter decline in revenue was primarily attributable to adverse market conditions and continuing uncertainty over the long-term financial viability of the Company. The improvement in operating loss and net loss in the first quarter of 2003 was primarily due to a decrease in general and administrative expenses.

    Major events in the first quarter include:

    --  Received approximately $2M in purchase orders from TECORE
        Wireless Systems, our largest customer, for deployment in their networks overseas.

    -- Received $500K in purchase orders for AdaptaCell(R) base stations and AirSite(R) Backhaul Free(TM) base stations from HafaTEL, an existing customer and GSM operator in Guam.

    -- Grew the AirNet footprint to more than 1000 active RF carriers in commercial service around the world.

    -- Obtained a perfect score from our ISO registrar during a periodic audit of our Quality Management System.

    Conference Call

    AirNet's management will host a conference call at 4:15 p.m. ET today to discuss the results and provide an outlook for the second quarter. Those interested in listening to the conference call should dial (785) 832-1077, Conference ID: AIRNET. For those who cannot participate in the live conference call, a replay will be available beginning at 8 p.m. ET on Thursday, May 15, 2003 until midnight ET on May 22, 2003. The replay number for the conference call is (402) 220-1144.

    Restatement of Fiscal Year 2001 and 2002 Financial Results

    AirNet also announced a restatement of previously reported results for fiscal years 2001 and 2002 and for the quarterly period ended December 31, 2002 primarily to reflect acceleration of a previously disclosed noncash amortizable charge relating to the Company's Series B Preferred Stock.
    "The primary purpose of this restatement is simply to reflect the acceleration of an existing and previously disclosed non-cash charge triggered by a waiver of redemption rights by our Series "B" stockholders on October 31, 2002," said Stuart P. Dawley, Vice President and General Counsel for AirNet Communications Corporation. "We were properly amortizing the previously disclosed discount attributed to the value of the Series B Preferred conversion rights over the period from the date of the investment to the date the investors were entitled to redeem their shares. Our Series B stockholders signed the waiver in order to enable the Company to reflect their investment as equity to help us maintain compliance with Nasdaq listing standards. However, neither the Company nor our auditors realized that the waiver of the redemption rights required us to accelerate the unamortized balance of the noncash charge. Our auditors brought this revision to our attention after issuance of their audit report and after we filed our annual report on Form 10-K. As a result of the acceleration, there will be no further charges against earnings relating to this discount in 2003 or thereafter."
    On May 16, 2001, the Company issued 955,414 shares of Series B redeemable convertible preferred stock (Series B Stock) to three existing stockholders at $31.40 per share for a total face value of $30 million. The Series B Stock was recorded in the initial amount of $15,307,506 (face value of $30 million less issuance costs of $418,610 and the fair value totaling $14,273,884 of detachable warrants and of the beneficial conversion feature discussed below). Until the Series B stockholders signed the redemption waiver on October 31, 2002, the stock was redeemable at any time after May 31, 2006 at the option of the holder by the Company and initially each preferred share was convertible, at any time, into ten shares of common stock.
    In association with the Series B Stock offering, the Company issued detachable warrants to purchase 2,866,242 shares of common stock for $3.14 per share. The warrants were recorded in additional paid in capital at their estimated fair market value of $7,136,942, resulting in a like amount of discount on the Series B Stock. The discount was to be amortized over the period from issuance to the earliest possible redemption, as required by generally accepted accounting principles, for it also was a discount relating to redeemable stock.
    An additional discount for $7,136,942, related to the intrinsic value of the beneficial conversion feature embedded in the preferred stock was also recorded as additional paid in capital, after valuation of the warrants issued. The discount was originally recorded as an offset to the preferred stock and was being amortized over the preferred stock redemption period. Prior to the restatement on December 31, 2002, the unamortized discount had been reduced to $5,502,597.
    Effective October 31, 2002, the holders of all of the Series B Stock irrevocably and permanently waived the right of optional redemption applicable to the Series B stock. As a result of the irrevocable removal of the redemption feature, the Company reclassified the Series B Stock to stockholders' equity, as required by generally accepted accounting principles, in the 2002 financial statements issued by the Company on April 1, 2003.
    After release of the Company's audited financial statements as of and for the year ended December 31, 2002, the Company's auditors brought an issue related to the treatment of the unamortized beneficial conversion feature discount remaining on the Series B Stock at the time of the waivers to the Company's attention. Since the issuance of the Series B Preferred on May 16, 2001, the Company's policy was to amortize the discounts recorded on the Series B Stock over the period to the earliest optional redemption of May 31, 2006. However, as a result of the waivers and the reclassification of the carrying amount of the Series B Stock to permanent equity of the Company, the Company realized that it should have complied with Emerging Issues Task Force Consensus (EITF) 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, which requires that a discount resulting from a beneficial conversion feature on a convertible security, except those redeemable, be amortized from the date of issuance to the earliest conversion date. Since the redemption right was waived, and the Series B Stock was immediately convertible into common stock on October 31, 2002, the remaining discount resulting from the beneficial conversion feature should have been amortized in full on October 31, 2002.
    In addition, the Company has determined that the accounting classification afforded the dividends accruable but not declared on the Series B Preferred stock since the issuance of the Series B Preferred was not in accordance with the Securities and Exchange Commission Staff Accounting Bulletin No. 64 Redeemable Preferred Stock (SAB 64). The Company originally reported the accrued dividends during the years ended December 31, 2001 and 2002 as a long-term liability and as an increase in the accumulated deficit. Under SAB 64, dividends payable as a result of the existence of a mandatory redemption feature of a preferred stock should be added to the carrying value of the stock, if not currently declared, and should be charged against additional paid in capital if the company does not have retained earnings. In addition, the dividends should continue to be reflected as a charge on the statement of operations but are a contingent liability as of October 31, 2002 and should cease being carried on the balance sheet. Therefore, the charge carried on the balance sheet as an increase to Series B Preferred Stock is capped at $3.5 million.
    As a result, the financial statements as of and for the years ended December 31, 2002 and 2001, and the quarterly financial information presented for the quarterly period ended December 31, 2002 has been restated from the amounts previously reported. None of these changes impact our reported cash positions or operating loss for the years ended 2001 or 2002, but they do result in a change in the loss per share after preferred stock dividends and accretion on a fully diluted basis for 2002.
    A summary of the significant effects of the restatements on the Company's statement of operations for the year ended December 31, 2002 is as follows:


                          As Previously
                            Reported      Adjustments     As Restated
                         --------------   -----------     -----------

Net Loss                  $(14,448,130)                  $(14,448,130)
Accretion of Discount -
 Preferred Stock           $(1,992,191)   $(5,502,597)    $(7,494,788)
Accretion of Cumulative
 Preferred Dividends       $(2,400,000)                   $(2,400,000)
Net Loss Attributable
 to Common Stock          $(18,840,321)   $(5,502,597)   $(24,342,918)

Net Loss per Share
 Attributable to Common
 Shareholders - Diluted         $(0.79)        $(0.23)         $(1.02)

    A summary of the effects of the restatement on the Company's balance sheets as of December 31, 2002 and 2001 is as follows:


                                       As of December 31, 2002
                               --------------------------------------
                               As Previously
                                 Reported    Adjustments  As Restated
                               ------------- -----------  -----------

Dividend Payable -
 Series B Preferred Stock         3,900,000  (3,900,000)           -
 Total Long Term Liabilities      4,737,063  (3,900,000)     837,063

Total Liabilities                12,692,754  (3,900,000)   8,792,754

Redeemable Convertible
 Preferred Stock                          -                        -

Convertible Preferred Stock      18,335,722   9,002,597   27,338,319
Additional Paid in Capital      225,550,505 (12,030,813) 213,519,692
Accumulated Deficit            (225,414,882)  6,928,216 (218,486,666)

Total Stockholders' Equity       18,137,290   3,900,000   22,037,290


                                        As of December 31, 2001
                               ---------------------------------------
                               As Previously
                                 Reported    Adjustments  As Restated
                               ------------- -----------  -----------

Dividend Payable -
 Series B Preferred Stock         1,500,000  (1,500,000)           -
 Total Long Term Liabilities      3,570,061  (1,500,000)   2,070,061

Total Liabilities                15,163,289  (1,500,000)  13,663,289

Redeemable Convertible
 Preferred Stock                 16,343,531   1,500,000   17,843,531

Convertible Preferred Stock               -           -            -
Additional Paid in Capital      225,565,630  (1,500,000) 224,065,630
Accumulated Deficit            (206,574,561)  1,500,000 (205,074,561)

Total Stockholders' Equity       18,368,488           -   18,368,488


    About AirNet

    AirNet Communications Corporation is a leader in wireless base stations and other telecommunications equipment that allow service operators to cost-effectively and simultaneously offer high-speed wireless Internet and voice services to mobile subscribers. AirNet's patented broadband, software-defined AdaptaCell(TM) base station solution provides a high-capacity base station with a software upgrade path to the wireless Internet. The Company's AirSite(R) Backhaul Free(TM) base station carries wireless voice and data signals back to the wireline network, eliminating the need for a physical backhaul link, thus reducing operating costs. AirNet has 69 patents issued or filed and has received the coveted World Award for Best Technical Innovation from the GSM Association, representing over 400 operators around the world. More information about AirNet may be obtained by calling 321.984.1990, or by visiting the AirNet Web site at http://www.airnetcom.com.

    Safe Harbor Statement Under the Private Securities Litigation
Reform Act of 1995

    The statements contained in this press release that are not historical information are forward-looking statements that relate to future events or our future financial performance, including statements regarding our expectations, beliefs, plans, estimates, intentions or strategies for the future. Forward-looking statements include statements regarding the future financial performance of the Company and the impact of the restatement for fiscal years 2002 and 2001. All forward-looking statements included in this release are based upon information available to AirNet Communications Corporation as of the date hereof and we assume no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause our actual results to differ materially from those projected. Potential risks and uncertainties include, but are not limited to, risks or uncertainties that the company may be unable to finalize a definitive investment agreement with TECORE or SCP; that our stockholders may not approve of any contemplated future transaction; that our bridge lenders may foreclose on all assets of the company (including all intellectual property rights) in the event of a default under the security agreement associated with the previously announced interim financing, that the company may not consummate currently contemplated investment option prior to maturity of the debt resulting in a default, that the investment market may lose confidence in the securities of the Company, that the company may not be able to continue to operate as a going concern prior to the execution of a definitive investment agreement or consummation of a transaction. These and other risks are discussed in Company filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2001, as amended and the Annual Report on Form 10-K/A for the year ended December 31, 2002, as amended.

   AirNet(R) and AirSite(R) are registered trademarks with the U.S. Patent and Trademark Office. The stylized AirNet mark, AdaptaCell(TM), Super Capacity(TM), Backhaul Free(TM), and We're Ready for
Anything(TM) are trademarks of AirNet Communications Corporation.
Other names are registered trademarks or trademarks of their respective companies or organizations.


----------------------------------------------------------------------
----------------------------------------------------------------------
                         FINANCIAL STATEMENTS
 (all numbers in $000's except per share data and shares outstanding)
          (All financial information included is unaudited.)
                  CONDENSED STATEMENT OF OPERATIONS

                                                     For the three
                                                     months ended
                                                        March 31,
                                                    2003        2002
                                               ----------- -----------
NET REVENUES                                       $1,795      $6,510
COST OF REVENUES                                    1,429       4,564
                                               ----------- -----------
  Gross profit                                        366       1,946
OPERATING EXPENSES:
    Research and development                        2,527       3,432
    Sales and marketing                               819       1,512
    General and administrative                        993       1,280
                                               ----------  -----------
       Total costs and expenses                     4,339       6,224
                                               ----------- -----------
LOSS FROM OPERATIONS                               (3,973)     (4,278)
TOTAL OTHER INCOME (EXPENSE)                          (23)        128
                                               ----------- -----------
NET LOSS                                           (3,996)     (4,150)
ACCRETION OF DISCOUNT - REDEEMABLE PREFERRED
 STOCK                                                  -        (456)
PREFERRED DIVIDENDS                                  (600)       (600)
                                               ----------- -----------

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS      $(4,596)    $(5,206)
                                               =========== ===========

NET LOSS PER SHARE ATTRIBUTABLE TO
COMMON SHAREHOLDERS- BASIC AND DILUTED             $(0.19)     $(0.22)
                                               =========== ===========

WEIGHTED AVERAGE SHARES OUTSTANDING USED IN
 CALCULATING - BASIC AND DILUTED               23,851,177  23,791,429
                                               =========== ===========

----------------------------------------------------------------------
----------------------------------------------------------------------

                          CASH FLOW SUMMARY
                                                    For the three
                                                     months ended
                                                       March 31,
                                                    2003        2002
                                               ----------- -----------
CASH FLOW
CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES   $(4,192)     $3,490
CASH USED IN INVESTING ACTIVITIES                     (37)        (15)
CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES     4,772        (140)
                                               ----------- -----------
NET CHANGE IN CASH                                   $543      $3,335
                                               =========== ===========

----------------------------------------------------------------------
----------------------------------------------------------------------


----------------------------------------------------------------------
----------------------------------------------------------------------
                       CONDENSED BALANCE SHEETS

                                                       As of
                                               March 31,  December 31,
                                                 2003        2002
                                              ----------  ------------
ASSETS
  Cash and cash equivalents                     $3,748       $3,205
  Accounts receivable - net                      1,684          569
  Inventories                                   14,486       14,459
  Notes receivable                                 963          923
  Other current assets                             805        1,063
                                              ----------  ------------
  TOTAL CURRENT ASSETS                          21,686       20,219

  Property and equipment, net                    7,437        8,160

  Other long-term assets                         2,168        2,451
                                              ----------  ------------

  TOTAL ASSETS                                 $31,291      $30,830
                                              ==========  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
  Accounts payable                              $2,824       $2,801
  Accrued expenses                               3,160        3,597
  Current portion of capital lease obligations      30           53
  Customer deposits                                131          102
  Deferred revenues                              1,570        1,403
  Current portion, long-term debt                4,800            -
                                              ----------  ------------
  TOTAL CURRENT LIABILITIES                     12,515        7,956

  TOTAL LONG-TERM LIABILITIES                      663          837

  TOTAL STOCKHOLDERS' EQUITY                    18,113       22,037
                                              ----------  ------------

  TOTAL LIABILITIES & STOCKHOLDERS' EQUITY     $31,291      $30,830
                                              ==========  ============

----------------------------------------------------------------------
----------------------------------------------------------------------

    CONTACT: AirNet, Melbourne
             Stuart Dawley, +1 321/953-6783
             Investor Relations Officer
             sdawley@airnetcom.com